Exhibit 10(c)
                                                                   -------------

                                SECOND AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT


         SECOND AMENDMENT, dated as of April 23, 2002 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of March 13, 2002, among GUILFORD MILLS, INC., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking corporation ("Wachovia"), each of the other financial institutions from time to time party thereto (together with Wachovia, the "Lenders") and Wachovia, as Agent for the Lenders (in such capacity, the "Agent"):

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of March 13, 2002 (as amended by that certain First Amendment dated as of April 2, 2002, and as the same may be amended, modified or supplemented from time to time, the "Credit Agreement");

         WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended, subject to and upon the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Credit Memo Account" with the following:

         "Credit Memo Account" shall mean an Account with respect to which the Account Debtor has provided notification to the Borrower or Guarantor with respect to an asserted non-cash reduction relating to such account as a result of, among other things, a billing error, mark-down allowance or returned product, to the extent of the amount of such asserted non-cash reduction.

         2. The definition of "Eligible Accounts Receivable" in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the reference to clause "(u)" with clause "(t)" in the first paragraph thereof, (ii) adding the word "and" at the end of clause (s) thereof, (iii) replacing "; and" appearing at the end of clause (t) thereof with a period and (iv) deleting clause (u) thereof in its entirety.

         3. Section 6.10 of the Credit Agreement is hereby amended by replacing clause (v) thereof with the following new clause (v):

         (v) advances to Guilford de Tamaulipas, S.A. de C.V., Guilford de Altamira, S.A. de C.V. or Altamira Servicios de Infraestructura S.A. de C.V. in an amount not to exceed $700,000 during any single fiscal quarter (which amount may be increased to $1,000,000 in the sole discretion of the Agent) commencing with the first fiscal quarter after the Closing Date or $1,500,000 in the aggregate during the one year period beginning on the Closing Date, and in any event only to the extent specified in the Budget for the winddown of operations at the plant located in Altamira, Mexico.

         4. The Credit Agreement is hereby further amended by replacing Exhibit E thereof in its entirety with the form attached hereto as Exhibit A.

         5. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and the Agent shall have received evidence satisfactory to it of such execution.

         6. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

         7. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of counsel to the Agent.

         8. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

         9. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

         10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                      BORROWER:

                                      GUILFORD MILLS, INC.
                                      By:______________________________________
                                           Title:______________________________

                                      GUARANTORS:

                                      CURTAINS AND FABRICS, INC.
                                      GOLD MILLS, INC.
                                      RASCHEL FASHION INTERKNITTING, LTD.
                                      GFD FABRICS, INC.
                                      GFD SERVICES, INC.
                                      MEXICAN INDUSTRIES OF NORTH
                                         CAROLINA, INC.
                                      HOFMANN LACES, LTD.
                                      ADVISORY RESEARCH SERVICES, INC.
                                      GUILFORD MILLS (MICHIGAN), INC.
                                      GUILFORD AIRMONT, INC.
                                      GOLD MILL FARMS, INC.
                                      GMI COMPUTER SALES, INC.
                                      TWIN RIVERS TEXTILE PRINTING AND FINISHING
                                        By: Advisory Research Services, Inc.
                                         a General Partner

                                      By:______________________________________
                                           Title:______________________________


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

                        AGENT AND LENDERS:

                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                              formerly known as First Union National Bank,
                              Individually and as Agent

                        By:______________________________________
                             Title:______________________________










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

                          EXHIBIT A TO SECOND AMENDMENT
                         (EXHIBIT E TO CREDIT AGREEMENT)


















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